UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2015

Kite Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36508	27-1524986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control and Severance Benefit Plan

On December 17, 2015, based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Kite Pharma, Inc. (“Kite”), the Board adopted a change in control and severance benefit plan (the “Plan”) applicable to Kite’s employees. Under the Plan, for the period commencing three months prior to the closing of a “Change in Control” (as defined in the Plan) until 12 months following the closing of a Change in Control (the “Change in Control Period”), if any plan participant is terminated without “Cause” (as defined in the Plan) or a participant voluntarily resigns for “Good Reason” (as defined in the Plan), the plan participant would be entitled to receive the severance benefits set forth in the table below, provided that such benefits are more favorable than the benefits that the plan participant would be entitled to receive under his or her employment agreement with Kite:

Class of Participant	Salary Severance(1)	Bonus Severance	Continued Benefits(2)	Equity Award Vesting Acceleration
Chief Executive Officer	24 months	200% of annual target bonus	24 months	100% of unvested and outstanding equity awards

Other C-Level and Executive Vice Presidents	18 months	150% of annual target bonus	18 months	100% of unvested and outstanding equity awards

Senior Vice Presidents and Vice Presidents	12 months	100% of annual target bonus	12 months	100% of unvested and outstanding equity awards

Senior Directors and Directors	9 months	75% of annual target bonus	9 months	100% of unvested and outstanding equity awards

Associate Directors and Managers	6 months	50% of annual target bonus	6 months	100% of unvested and outstanding equity awards

All Other Participants	3 months	25% of annual target bonus	3 months	100% of unvested and outstanding equity awards

(1)	Salary severance will be equal to the number of months of the plan participant’s base salary as set forth in the table above.
(2)	Continued benefits will consist of Kite’s reimbursement of the plan participant’s premium payments to continue health coverage under COBRA, or a taxable lump sum payment in lieu of reimbursement, as applicable, for a period of time with a maximum duration equal to the number of months set forth in the table above.

If, outside of the Change in Control Period, any plan participant is terminated without Cause or a participant voluntarily resigns for Good Reason, the plan participant would also be entitled to receive severance benefits. Upon the occurrence of such an event, each plan participant is entitled to receive the severance benefits set forth in the table below, provided that such benefits are more favorable than the benefits that the plan participant would be entitled to receive under his or her employment agreement with Kite:

Class of Participant	Salary Severance(1)	Continued Benefits(2)
Chief Executive Officer	24 months	24 months

Other C-Level and Executive Vice Presidents	12 months	12 months

Senior Vice Presidents and Vice Presidents	6 months	6 months

(1)	Salary severance will consist of continuing payments of the plan participant’s base salary for the number of months set forth in the table above.
(2)	Continued benefits will consist of Kite’s reimbursement of the plan participant’s premium payments to continue health coverage under COBRA, or a taxable lump sum payment in lieu of reimbursement, as applicable, for a period of time with a maximum duration equal to the number of months set forth in the table above.

Pursuant to the Plan, in order to receive the severance benefits, each plan participant must comply with certain requirements, including executing and not revoking a release of claims in Kite’s favor within the timeframe set forth in the Plan.

The Plan may not be amended in a manner that adversely impacts the rights of a plan participant under the Plan without the plan participant’s written consent.

Named Executive Officer Compensation

On December 17, 2015, the Committee reviewed the annual base salary of Arie Belldegrun, M.D., FACS, President and Chief Executive Officer, Cynthia M. Butitta, Chief Operating Officer and Chief Financial Officer, and David Chang, M.D., Chief Medical Officer and Executive Vice President of Research and Development. In recognition of Dr. Belldegrun’s, Ms. Butitta’s and Dr. Chang’s achievement and as a retention measure, the Committee recommended the Board increase Dr. Belldegrun’s annual base salary for 2016 from $500,000 to $600,000 and increase each of Ms. Butitta’s and Dr. Chang’s annual base salary for 2016 from $375,000 to $490,000. In addition, in recognition of extraordinary performance and as an additional retention measure, the Committee recommended the Board grant (1) Dr. Belldegrun stock options for 100,700 shares of common stock and 28,200 restricted stock units (“RSUs”), (2) Ms. Butitta stock options for 66,100 shares of common stock and 18,500 RSUs, and (3) Dr. Chang stock options for 66,100 shares of common stock and 18,500 RSUs.

On December 17, 2015, based on the Committee’s recommendation, the Board approved the increase to Dr. Belldegrun’s, Ms. Butitta’s and Dr. Chang’s annual base salary and the grant of stock options and RSUs discussed above. The options and RSUs will be issued pursuant to the Company’s 2014 Equity Incentive Plan. The options will have an exercise price equal to the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on December 17, 2015. The options will have the following vesting schedule: 25% of the shares subject to the options will vest on the 12-month anniversary of the grant date, and 1/36th of the remaining shares subject to the options will vest in equal monthly installments over the next three years. The RSUs will vest in four equal annual installments.

On December 17, 2015, in recognition of Kite’s achievement of all of its 2015 corporate goals and each officer’s efforts towards successful achievement of such goals, the Committee recommended to the Board, and the Board approved, the payment to each of the Kite officers of 100% of their target bonus opportunity for 2015 (prorated for any partial year of employment).

At 100% of target bonus opportunity, Dr. Belldegrun will receive $250,000, and each of Ms. Butitta and Dr. Chang will receive $150,000.

Also, in recognition of extraordinary performance, the Committee recommended to the Board, and the Board approved, the payment of an additional $100,000 performance bonus to Dr. Belldegrun and an additional $50,000 performance bonus to each of Ms. Butitta and Dr. Chang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2015	KITE PHARMA, INC. (Registrant)

	By:	/s/ Cynthia M. Butitta
	Name:	Cynthia M. Butitta
	Title:	Chief Financial Officer and Chief Operating Officer